UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 15, 2013

SAKS INCORPORATED

Tennessee	1-13113	62-0331040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 East 49th Street, New York, New York 10017

(212) 940-5305

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 15, 2013, Saks Incorporated (the “Company”) called for redemption all of its outstanding 2.00% Convertible Senior Notes due March 15, 2024 (the “Notes”), issued pursuant to the indenture, dated as of March 23, 2004 (as amended and supplemented to date, the “Indenture”), by and among the Company, the subsidiary guarantors named therein, and The Bank of New York Mellon Trust Company, N.A. (successor in interest to The Bank of New York Trust Company, N.A.), as trustee, at a redemption price of 100.2% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, April 15, 2013 (the “Redemption Date”) in accordance with the provisions of the Indenture. Currently, $230,000,000 aggregate principal amount of Notes are outstanding.

Alternatively, holders may convert the Notes at any time prior to the close of business on April 12, 2013. The Company intends to satisfy its obligation by delivering cash in the event that holders elect to convert their Notes in connection with the redemption. Holders who wish to convert their Notes must comply with the procedures in Article IX of the Indenture and paragraph 10 of the Notes. The conversion rate is currently 83.5609 shares of the Company’s common stock per $1,000 principal amount of the Notes.

A copy of the press release announcing the redemption is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2013	SAKS INCORPORATED

	By:	/s/ Kevin G. Wills
	Name:	Kevin G. Wills
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 15, 2013